REGISTRATION STATEMENT
  As Filed With The Securities And Exchange Commission On January
  21, 2005
                  REGISTRATION STATEMENT NO. 333-

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                     -------------------------
                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                      -------------------------

                          BORGWARNER INC.
         (Exact name of Registrant as specified in charter)


    DELAWARE                                         13-3404508
  (State or other jurisdiction of                       (I.R.S.
                             Employer
  incorporation or organization)
                        Identification No.)

                   5435 CORPORATE DRIVE, SUITE 150
                           TROY, MICHIGAN
              (Address of Principal Executive Offices)

                        --------------------
             BORGWARNER INC. 2004 STOCK INCENTIVE PLAN
                      (Full title of the plan)

                      LAURENE H. HORISZNY, ESQ.
                          BORGWARNER INC.
                  5435 CORPORATE DRIVE, SUITE 150
                           TROY, MICHIGAN
                           (248) 373-5550
     (Name, address and telephone number of agent for service)
                        --------------------

   CALCULATION OF REGISTRATION FEE

  =====================================================================
                          PROPOSED      PROPOSED      REGIST-
                          MAXIMUM       MAXIMUM         RATION
  TITLE OF SECURITIES AMOUNT TO BE     OFFERING PRICE   AGGREGATE
           FEE
  TO BE REGISTERED    REGISTERED        PER SHARE (1)        OFFERING
  REGISTRATION FEE                            PRICE

  =====================================================================

  Common Stock, par value
  $0.01 per share
  ("Common Stock")(2)  1,350,000 Shares        $53.47
       $72,184,500      $8,496.12

  ======================================================================
  (1) Computed pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on January 14, 2005 on the consolidated reporting system.
  (2) In addition, pursuant to Rule 416(c) under the Securities
  Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


   PART II
   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of registration statement no. 333-117707 are incorporated herein by reference.

  ITEM 8.  EXHIBITS.

         The exhibits listed below are filed herewith and made a part hereof.

  EXHIBIT
  NUMBER  DESCRIPTION OF DOCUMENT
  --------
  ------------------------------------------------------------------
   5.1          Opinion of Laurene H. Horiszny, Vice President,
  General Counsel
                  and Secretary of the Company.

   23.1        Consent of Independent Registered Public Accounting
  Firm.
   23.2        Consent of Laurene H. Horiszny (included in Exhibit
  5.1).
   24.1        Power of Attorney.



    SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on January 21, 2005.

                         BORGWARNER INC.

                         By: /s/ Timothy M. Manganello


                         Timothy M. Manganello
                         Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  Name                  Title           Date
  /s/ Timothy M. Manganello
  ________________________     Chairman and          January 21, 2005
  TIMOTHY M. MANGANELLO Chief Executive Officer

  /s/ Robin J. Adams
  _________________________    Executive Vice President,
  January 21, 2005
  ROBIN J. ADAMS               Chief Financial Officer &
                        Chief Administrative Officer
                        (Principal Financial Officer)
  /s/ Jeffrey L. Obermayer
  _________________________    Vice President and Controller
                               January 21, 2005
  JEFFREY L. OBERMAYER   (Principal Accounting Officer)

  *
  JOHN RAU               Director             January 21, 2005
  *
  ALEXIS P. MICHAS             Director              January 21, 2005
  *
  PAUL E. GLASKE         Director             January 21, 2005
  *
  WILLIAM E. BUTLER      Director             January 21, 2005
  *
  ERNEST J. NOVAK, JR.   Director             January 21, 2005
  *
  ANDREW F. BRIMMER      Director             January 21, 2005
  *
  JERE A. DRUMMOND       Director                    January 21, 2005
  *
  PHYLLIS O. BONNANO     Director              January 21, 2005


  DAVID T. BROWN                       Director

                                                                    January
                                                                    21,
                                                                    2005

  /s/TIMOTHY M. MANGANELLO     *As attorney-in-fact
                                                             January
                                                             21, 2005
  TIMOTHY M. MANGANELLO for directors marked
                         by an asterisk.


                                                       EXHIBIT INDEX


  EXHIBIT
  NUMBER       DESCRIPTION OF DOCUMENT
  --------

-----------------------------------------------
  5.1           Opinion of Laurene H. Horiszny, Vice President,
                General Counsel
          and Secretary of the Company.
  23.1          Consent of Independent Registered Public
                Accounting Firm.
  23.2          Consent of Laurene H. Horiszny (included in
                Exhibit 5.1).
  24.1          Power of Attorney.